Mailander Law Office, Inc.

945 4th Avenue, Suite 311

San Diego, CA 92101

(619) 239-9034

tmailander@gmail.com

October 31, 2019

American Cannabis Company, Inc.

5690 Logan Street, Unit A

Denver Colorado 80216

Gentlemen:

You have requested our opinion as counsel to American Cannabis Company, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s registration statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the Commission”) under the Securities Act of 1933 (the “Securities Act”), with respect to the registration of 34,090,909 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”) that are issuable pursuant to the terms and conditions of a common stock purchase agreement and registration rights agreement with White Lion Capital, LLC. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; and (c) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and when sold pursuant to the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Delaware, all applicable provisions of the statutory provisions thereof, reported judicial decisions interpreting those laws, and federal securities laws. This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the registration of the Shares and Resale Shares contemplated by the Registration Statement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter, or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Mailander Law Office, Inc.

Mailander Law Office, Inc.